SCHEDULE 14A INFORMATION

                         Proxy Statement Pursuant to Section 14(a) of the
                                 Securities Exchange Act of 1934

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [  ]

          Check the appropriate box:

          [  ]  Preliminary Proxy Statement
          [X]   Definitive Proxy Statement
          [  ]  Definitive Additional Materials
          [  ]  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12


                                STEWART ENTERPRISES, INC.
                      (Name of Registrant as Specified In Its Charter)

                                   BOARD OF DIRECTORS
                               STEWART ENTERPRISES, INC.
                       (Name of Person(s) Filing Proxy Statement)


          Payment of Filing Fee (Check appropriate box):

          [X]   No fee required

          [  ]  Fee  computed  on  table  below per Exchange Act Rules 14a-
                6(i)(4) and 0-11.

                1)    Title   of  each  class  of   securities   to   which
                      transaction applies:

                2) Aggregate number of securities to which transaction applies:

                3)    Per  unit  price  or  other   underlying   value   of
                      transaction computed pursuant to Exchange Act Rule 0-11:1 (Set forth amount on which the filing fee is calculated and state how it was determined):

                4)    Proposed maximum aggregate value of transaction:


          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

                1)    Amount Previously Paid:

                2)    Form, Schedule or Registration Statement No.:

                3)    Filing Party:

                4)    Date Filed

                       [Stewart Letterhead]



                        February 27, 1997



To Our Shareholders:

     You are cordially invited to the annual meeting of shareholders of Stewart Enterprises, Inc. to be held at 11:00 a.m. on March 27, 1997 in the LaSalle B Room of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana.

     The attached notice of meeting and proxy statement describe in detail the matters proposed by your Board of Directors to be considered and voted upon at the meeting.

     It is important that your shares be represented at the meeting. Accordingly, we ask that you read the attached notice of meeting and proxy statement carefully and that you complete, date and sign the enclosed proxy and return it promptly in the accompanying postpaid envelope. This will ensure that your vote is counted. Furnishing the enclosed proxy will not prevent you from voting in person at the meeting should you wish to do so.

     Please return the enclosed proxy and save your company the cost of having to contact you again in order to obtain your signed proxy.


                                   Sincerely,


                                   /s/ Frank B. Stewart, Jr.
                                   Frank B. Stewart, Jr.
                                   Chairman of the Board

                    STEWART ENTERPRISES, INC.
                 110 Veterans Memorial Boulevard
                    Metairie, Louisiana  70005
          _____________________________________________

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                _____________________________________________

TO THE SHAREHOLDERS OF STEWART ENTERPRISES, INC.:

      The annual meeting (the "Annual Meeting") of shareholders of Stewart Enterprises, Inc. (the "Company") will be held in the LaSalle B Room of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on March 27, 1997 at 11:00 a.m. for the following purposes:

(i) To elect two directors to serve a three-year term of office expiring at the 2000 annual meeting;

(ii) To ratify the appointment of Coopers & Lybrand L.L.P., certified public accountants, as independent auditors for the fiscal year ending October 31, 1997; and

(iii) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on February 3, 1997 are entitled to notice of and to vote at the Annual Meeting.

      All shareholders are cordially invited to attend the meeting in person. However, if you are unable to attend in person and wish to have your shares voted, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. Your proxy may be revoked by appropriate notice to the Secretary of Stewart Enterprises, Inc. at any time prior to the voting thereof.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/ Kenneth C. Budde
                                         Kenneth C. Budde
                                           Secretary
Metairie, Louisiana
February 27, 1997

                    STEWART ENTERPRISES, INC.
                 110 Veterans Memorial Boulevard
                    Metairie, Louisiana 70005
                        February 27, 1997



                         PROXY STATEMENT

      This Proxy Statement is furnished to the shareholders of Stewart Enterprises, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of shareholders (the "Annual Meeting") of the Company to be held on March 27, 1997 at 11:00 a.m. in the LaSalle B Room of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana.

      Only holders of record of the Class A and Class B Common Stock of the Company at the close of business on February 3, 1997 are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding (i) 40,266,553 shares of Class A Common Stock, each of which is entitled to one vote and (ii) 1,777,510 shares of Class B Common Stock, each of which is entitled to ten votes.

      The enclosed proxy may be revoked by the shareholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will be deemed revoked if the shareholder is present at the Annual Meeting and elects to vote in person.

      This Proxy Statement is first being mailed to shareholders on or about February 27, 1997, and the cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and facsimile. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and the Company will, upon request, reimburse them for their reasonable expenses in so acting.

         STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                  AND CERTAIN BENEFICIAL OWNERS


Stock Ownership of Directors and Executive Officers

      The table below sets forth certain information concerning the beneficial ownership, as of February 3, 1997, of the Company's Class A and Class B Common Stock by (i) each director and director nominee of the Company, (ii) each executive officer for whom compensation information is disclosed under the caption "Executive Compensation," and
(iii) all directors and executive officers of the Company as a group, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"). Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

                                                           Acquirable through
                                                               Currently
                                    Number of Shares          Exercisable           Percent
 Beneficial Owner           Class   Benefically Owned <F1>   Stock Options<F2>      of Class<F2>
 ________________           ______  ______________________   _________________     _____________

Directors and Director Nominees

Frank B. Stewart, Jr.       Class A      4,377,748<F3>            45,000                 11.0%
P. O. Box 19925             Class B      1,777,510<F4>              --                  100.0%
New Orleans, LA  70179

Joseph P. Henican, III      Class A      1,047,631<F5>           120,627                  2.9%
William E. Rowe             Class A         77,635                77,502                   *
Ronald H. Patron            Class A         15,000                27,501                   *
Darwin C. Fenner            Class A        244,845<F6>            21,130                   *
John P. Laborde             Class A          8,250                 9,000                   *
James W. McFarland          Class A          1,368                14,625                   *
Michael O. Read             Class A          6,592<F7>            27,158                   *

Named Executive Officers<F8>

Gerard C. Alexander         Class A        171,967                42,501                   *
Richard O. Baldwin, Jr.     Class A        106,342                42,501                   *

All directors and executive
 officers as a group
 (16 persons)               Class A      5,972,016<F9>           543,892                 16.0%<F10>
                            Class B      1,777,510                  --                  100.0%<F10>

________________________

*   Less than 1%.

<F1> Excludes   shares  subject  to  options  currently  exercisable  or
     exercisable within 60 days, which shares are set forth separately in the next column.

<F2> Consists of shares subject  to  options  currently  exercisable  or exercisable within 60 days. These shares are deemed to be outstanding for purposes of computing the percentage of outstanding Class A Common Stock owned by a person individually and by all directors and executive officers as a group but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

<F3> Includes  4,148,448  shares  owned  as community property with  Mr.
     Stewart's wife and 229,300 shares owned by the Frank B. Stewart, Jr. Foundation (a non-profit corporation), with respect to which Mr. Stewart shares voting and investment power.

<F4> Each share  of  Class  B  Common Stock has ten votes per share and, unless otherwise required by law, the holder of Class B Common Stock votes together with the holders of Class A Common Stock on all matters brought before the shareholders.

<F5> Includes  811,666 shares held by trusts for family members of Frank
     B. Stewart, Jr. for which Mr. Henican serves as co-trustee and shares voting and investment power.

<F6> Includes  229,300  shares  held  by  the   Frank  B.  Stewart,  Jr.
     Foundation (a non-profit corporation), with respect to which Mr. Fenner is a trustee and shares voting and investment power.

<F7> Includes 2,250 shares held in trust, with respect to which Mr. Read is a trustee and shares voting and investment power.

<F8> Information on Messrs. Stewart, Henican, Rowe and Patron, the named executive officers other than Messrs. Alexander and Baldwin, appears under the caption "Directors and Director Nominees."

<F9> Does  not  include  650,160  shares  owned by Investors Trust, Inc.
     ("Investors Trust"), a subsidiary of the Company, as trustee of the Stewart Enterprises Employees' Retirement Trust (a Profit-Sharing
     Plan). Management of the Company has the power to elect the directors and officers of Investors Trust, and to that extent shares voting and investment power of the shares held by Investors Trust.

<F10> As of February 3, 1997  shares  of  Class  A  and  B  Common  Stock beneficially owned by all directors and executive officers as a group represented 41.5% of the Company's total voting power.


Stock Ownership of Certain Beneficial Owners

     As of February 3, 1997, the person named below was, to the Company's knowledge, the only beneficial owner of more than 5% of the Company's outstanding Class A Common Stock, determined in accordance with Rule 13d-3 of the SEC, other than Frank B. Stewart, Jr., whose beneficial ownership of the Company's Class A Common Stock is described above.

                                   Amount and Nature of       Percent
Beneficial Owner       Class       Beneficial Ownership      of Class
_________________      _____       ____________________     __________

Putnam Investments    Class A        4,341,530<F1>           10.8%
One Post Office Square
Boston, MA  02109
_______________________

<F1> Based  solely  on  a report on Form 13G filed by Putnam Investments with the SEC for the quarter ended December 31, 1996 indicating that all shares shown as beneficially owned are held with shared investment power, 407,764 of the shares are held with shared voting power, and 3,933,766 of the shares are held with no voting power.


                            ELECTION OF DIRECTORS

General

      The Amended and Restated Articles of Incorporation (the "Articles") and the By-laws of the Company divide the Board of Directors into three classes serving three-year staggered terms and, pursuant to the Company's By-laws and a resolution of the Board of Directors, the number of directors has been set at eight. The term of office of the two Class I directors expires at the Annual Meeting. The Class II and Class III directors are serving terms that expire at the 1998 and 1999 annual meetings, respectively. Accordingly, proxies cannot be voted for more than two persons. Joseph P. Henican, III and Michael O. Read, the Class I directors whose terms are expiring, have been nominated by the Board of Directors for re-election at the Annual Meeting for a three-year term of office expiring at the 2000 annual meeting and until their successors are duly elected and qualified.

      Unless authority to vote for the election of directors is withheld, the proxy holders named on the enclosed proxy will vote all shares duly represented thereby in favor of the election of each of the two nominees listed below. The Company is informed that each nominee is willing to serve; however, in accordance with the Company's By-laws, if any of them should decline or become unable to serve for any reason, votes represented by the enclosed proxy will be cast instead for a substitute nominee designated by the Board of Directors, or, if none is designated, the number of directors automatically shall be reduced by the total number of nominees withdrawn from consideration. Under the Company's By-laws, directors are elected by plurality vote.

      Any shareholder of record desiring to nominate persons for election to the Board of Directors must comply with the procedures established by the Company's Articles and By-laws. Pursuant to the Company's Articles and By-laws, a shareholder of record may nominate persons for election to the Board of Directors at a meeting of shareholders only if the shareholder is entitled to vote at such meeting and provides timely notice in writing to the Secretary of the Company at its principal office, 110 Veterans Memorial Boulevard, Metairie, Louisiana 70005. To be timely, a shareholder's notice must be received at the Company's principal office not less than 45 days nor more than 90 days prior to the meeting; however, if less than 55 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received at the Company's principal office no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The notice must include the following information with respect to each person the shareholder proposes to nominate: (i) such person's name, age, business address and residential address, (ii) such person's principal occupation or employment, (iii) the class and number of shares of capital stock of the Company of which such person is the beneficial owner (as defined in Rule 13d-3 of the SEC), (iv) such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected, and (v) any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of directors, or otherwise would be required, in each case pursuant to Regulation 14A of the SEC. The notice also must include the following information with respect to the shareholder giving the notice:
(i) the name and address of such shareholder and (ii) the class and number of shares of capital stock of the Company of which such shareholder is the beneficial owner (as defined in Rule 13d-3 of the
SEC). If requested in writing by the Company's Secretary at least 15 days in advance of the meeting, such shareholder must disclose to the Secretary, within ten days of such request, whether such person is the sole beneficial owner of the shares held of record by such shareholder, and, if not, the name and address of each other person known by the shareholder of record to claim or have a beneficial interest in such shares.

      The following table sets forth certain information regarding the directors and nominees for election as directors of the Company. Unless otherwise indicated, each director has been engaged in the principal occupation shown for more than the past five years.


                                                       Nominated
   Name, Age, Principal Occupation,          Director  for Term
and Directorships in other Public Companies   Since    Expiring
___________________________________________ _________ ____________

Nominees for Election as Class I Directors:

Joseph P. Henican, III, 48 . . . . . . . . . 1984         2000
 Chief Executive Officer
 and Vice Chairman of the
 Board of the Company<F1>

Michael O. Read, 53 . . . . . . . . . . . . . 1991        2000
 Business Development,
 Johnson & Higgins of
 Louisiana, Inc. (insurance
 brokerage and consulting)<F2>

The Board of Directors unanimously recommends a vote FOR each of the nominees listed above.


Continuing Class II Directors:

Frank B. Stewart, Jr., 61 . . . . . . . . . . 1970        1998
 Chairman of the Board of the
 Company<F3>

Darwin C. Fenner, 64 . . . . . . . . . . . . 1991         1998
 Investment Counsel and Chairman -
 Fenner & Williams Investment
 Management Company

John P. Laborde, 73 . . . . . . . . . . . . 1995          1998
 Director and Consultant,
 Tidewater, Inc. (marine transportation and natural gas compression)<F4>

Continuing Class III Directors:

Ronald H. Patron, 52 . . . . . . . . . . . . 1991         1999
 Executive Vice President, President -
 Corporate Division and Chief Financial
 Officer of the Company

William E. Rowe, 50 . . . . . . . . . . . 1994            1999
 President and Chief Operating
 Officer of the Company<F5>

James W. McFarland, 51 . . . . . . . .   1995             1999
 Dean, A.B. Freeman
 School of Business,
 Tulane University<F6>


<F1> Mr. Henican  became  Chief  Executive  Officer on February 1, 1995.
     Until January 31, 1995, he was a partner in the law firm of Henican, James & Cleveland, L.L.P., and served as general counsel to the Company for more than 13 years.

<F2> Prior  to  January  1994,  Mr.  Read was a partner  of  Montgomery,
     Barnett, Brown, Read, Hammond & Mintz, Attorneys at Law.

<F3> Mr.  Stewart  served  as interim Chief  Executive  Officer  of  the
     Company from November 1, 1994, upon the retirement of Lawrence M. Berner as President and Chief Executive Officer, until February 1, 1995, when Mr. Henican assumed the office of Chief Executive Officer.

<F4> Mr. Laborde was Chairman, President  and Chief Executive Officer of
     Tidewater Inc. from 1956 to 1994. He is also a director of Stolt Comex Seaway S.A., Stone Energy Corporation, American Bureau of Shipping and American Bankers Insurance Group Inc.

<F5> Mr. Rowe  became  President of the Company on November 1, 1994.  He became Senior Executive Vice President and Chief Operating Officer in April 1994. Prior to that time, he served as Executive Vice
     President  and  President  of  the  Company's  former  Mid-Atlantic
     Division.

<F6> Mr.  McFarland  is  also a director of American Indemnity Financial
     Corporation,  Petroleum  Helicopters,  Inc.  and  Sizeler  Property
     Investors, Inc.
                               ________________


     During the fiscal year ended October 31, 1996, the Board of Directors held six meetings. All of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees of which they were members that were held during the period in which they served.

      The Board of Directors has an Audit Committee on which Messrs. Fenner, Read, Laborde and McFarland serve. The Audit Committee has general responsibility for meeting periodically with representatives of the Company's independent public accountants to review the general scope of audit coverage, including consideration of the Company's accounting practices and procedures and its system of internal accounting controls, and for reporting to the Board with respect thereto. The Audit Committee also recommends to the Board of Directors the appointment of the Company's independent auditors. The Audit Committee met six times during the fiscal year ended October 31, 1996. The Board of Directors also has a Compensation Committee on which Messrs. Fenner, Read, Laborde and McFarland serve. The Compensation Committee reviews, analyzes and recommends compensation programs to the Board. The Compensation Committee also is responsible for the administration of and the grant of awards under the Amended and Restated 1991 Incentive Compensation Plan and the Amended and Restated 1995 Incentive Compensation Plan. The Compensation Committee met two times during the fiscal year ended October 31, 1996. The Board of Directors does not have a nominating committee.

Compensation of Directors

      Each member of the Board of Directors who is not a full-time employee of the Company (an "Outside Director") was paid during the last fiscal year (i) an annual retainer of $15,000, (ii) $1,000 for each Board meeting attended, and (iii) $700 for each committee meeting attended.

      Pursuant to the Company's Amended and Restated 1991 Incentive Compensation Plan, each Outside Director received options to purchase 5,625 shares of the Company's Class A Common Stock on each of February 16, 1993 and November 1, 1993, 1994 and 1995. Persons who joined the Board as Outside Directors between option grant dates received a reduced number of options based on the number of months of service on the Board prior to the next grant date. The options became exercisable on October 31 following the date of grant and expire on October 31, 1997. The exercise price of the options is 80% of the fair market value of the Class A Common Stock on the date of grant.

      Pursuant to the Company's Amended and Restated Directors' Stock Option Plan, each Outside Director received options to purchase 36,000 shares of the Company's Class A Common Stock on January 2, 1996. The options become exercisable in 25% annual increments beginning one year after grant. Exercisability of the options is automatically accelerated in the event of a change of control, as defined in the Company's Amended and Restated Directors' Stock Option Plan, and may be accelerated by the Compensation Committee at any time in its discretion. The options must be exercised within one year from the date of termination of Board service and expire on January 2, 2001. The exercise price of the options is the fair market value of the Class A Common Stock on the date of grant.

                      EXECUTIVE COMPENSATION

Summary of Compensation

      The following table sets forth information with respect to the compensation paid by the Company, for services rendered during the fiscal years ended October 31, 1996, 1995 and 1994, to the Company's Chief Executive Officer and to each of the five most highly compensated other executive officers.


                    SUMMARY COMPENSATION TABLE

                                                                                   Long Term
                                                                                  Compensation
                                                    Annual Compensation               Awards
                                            ___________________________________  ________________
     Name and                                                         Other         Securities
     Principal                                                        Annual        Underlying    All Other
     Position                   Year        Salary      Bonus      Compensation      Options     Compensation
     _________                 ____        ______     _______     _____________    ___________  _____________

Frank B. Stewart, Jr.         1996        $600,000      --             --              --         $16,293<F1>
  Chairman of the Board       1995         600,000      --             --              --          15,506
                              1994         600,000      --             --              --           7,008

Joseph P. Henican, III        1996         450,000  $175,500           --            65,812        13,005<F1>
   Chief Executive Officer<F2>1995         300,000   190,000           --           764,813<F2>     4,800<F2>

William E. Rowe               1996         450,000   175,500           --            65,812        22,244<F1>
  President and Chief         1995         400,000   190,000       $162,820<F3>     451,688        13,993
  Operating Officer           1994         304,600   127,500         46,056<F4>      82,500        12,385

Ronald H. Patron              1996         300,000   136,875           --            40,500        10,504<F1>
  Executive Vice President,   1995         262,500   142,500           --           259,500         9,656
  President-Corporate Division1994         250,000   128,750           --              --           5,903
  and Chief Financial Officer

Gerard C. Alexander           1996         300,000   172,500           --            40,500         7,001<F1>
  Executive Vice President    1995         262,500   143,125           --           259,500         8,695
  and President - Central     1994         250,000    89,375           --              --           6,042
  Division

Richard O. Baldwin, Jr.       1996         300,000   136,875           --            40,500         9,915<F1>
  Executive Vice President    1995         262,500   127,500           --           259,500         9,892
  and President - Corporate   1994         250,000   127,500           --              --           5,458
  Development Division

________________

<F1> Consists  of  Company contributions to  the  accounts  of  the  named executive officers in the Stewart Enterprises Employees' Retirement Trust (a Profit-Sharing Plan) and the Stewart Enterprises Supplemental Retirement and Deferred Compensation Plan, and, for Frank B. Stewart, Jr. and William E. Rowe, includes life insurance premiums, paid by the Company on their behalf as follows, respectively: Mr. Stewart, $4,510, $10,929 and $854; Mr. Henican, $3,663 and $9,342; Mr. Rowe, $3,875, $11,093 and $7,276; Mr. Patron,
     $3,922  and  $6,582;  Mr.  Alexander, $4,063 and $2,938; Mr. Baldwin,
     $4,181 and $5,734.

<F2> Mr. Henican became the Company's  Chief Executive Officer on February
     1, 1995. Amounts shown for Mr. Henican for fiscal year 1995 include compensation he received as a non-employee director of the Company prior to his becoming the Company's Chief Executive Officer, which consisted of the grant of options to purchase 5,625 shares of the Company's Class A Common Stock and cash compensation of $4,800.

<F3> Includes reimbursement of $136,000  for  the  loss on the sale of Mr.
     Rowe's house, in accordance with the terms of his employment agreement.

<F4> Includes $19,750 in club dues and expenses and $13,400  in  temporary
     living   expenses,  in  accordance  with  the  terms  of  Mr.  Rowe's employment agreement.


Stock Options

      The following two tables present information with respect to the executive officers named in the Summary Compensation Table concerning grants and exercises of stock options during the last fiscal year, and unexercised options as of October 31, 1996.

                                  Option Grants in Last Fiscal Year



                               Number of      % of Total                         Potential Realizable Value at Assumed
                               Securities       Options                                 Annual Rates of Stock Price
                               Underlying       Granted                               Appreciation for Option Term<F3>
                                Options      to Employees    Exercise  Expiration  _________________________________
   Name                     Granted<F1><F2>  in Fiscal Year    Price    Date         5%     10%      15%      20%
_____________               _______________  _______________  _______  _______     ______ _______   ______   ______

Joseph P. Henican, III           65,812           16.10%       $22.17  10-31-01      $  0  $  0      $  0   $2,897,702

William E. Rowe                  65,812           16.10%        22.17  10-31-01         0     0         0    2,897,702

Ronald H. Patron                 40,500            9.91%        22.17  10-31-01         0     0         0    1,783,215

Gerard C. Alexander              40,500            9.91%        22.17  10-31-01         0     0         0    1,783,215

Richard O. Baldwin, Jr.          40,500            9.91%        22.17  10-31-01         0     0         0    1,783,215

________________

<F1> Exercisability of all options is automatically  accelerated  upon  a change of control of the Company and may be accelerated by the Compensation Committee at any time in its discretion.

<F2> These options become exercisable if the  average of the closing sale prices of a share of Class A Common Stock for 20 consecutive trading days equals or exceeds $52.87 by August 31, 2000.

<F3> The appreciation is calculated over the term  of the options rounded to the nearest one-half year, beginning with the fair market value on the date of grant of the options.


               Aggregated Option Exercises in Last Fiscal Year
                   and Fiscal Year End Option Values

                                                           Number of
                                                        Securities Underlying          Value of Unexercised
                                                          Unexercised                     In-the-Money
                                                         Stock Options at                  Options at
                              Shares                    October 31, 1996                October 31, 1996<F1>
                            Acquired     Value     __________________________    ______________________________
                          on Exercise  Realized    Exercisable  Unexercisable    Exercisable     Unexercisable
                          ___________  ________    ___________  _____________    ____________    ______________

Frank B. Stewart, Jr.          --         --          45,000          --          $1,141,200            --
Joseph  P.  Henican,  III   266,250   $4,681,474     120,627       454,998         2,111,672        $5,951,723
William E. Rowe                --         --          77,502       454,998         1,421,927         5,951,723
Ronald H. Patron               --         --          42,501       279,999           835,613         3,662,602
Gerard C. Alexander            --         --          42,501       279,999           835,613         3,662,602
Richard O. Baldwin, Jr.        --         --          42,501       279,999           835,613         3,662,602
_________________

<F1>The value reflected  in this table is equal to the difference between the stock price at October 31, 1996 and the exercise price multiplied by the number of exercisable and unexercisable options, respectively.

Employment Agreements

      Effective August 1, 1995 the Company entered into new employment agreements with Messrs. Henican, Rowe, Patron, Alexander and Baldwin (the "Named Executive Officers"). The agreements provide for employment of the Named Executive Officer in his current position through October 31, 2000, subject to earlier termination of employment pursuant to the agreement under limited, specified circumstances, at a fixed annual salary and an annual bonus, 75% of which is based upon the attainment of certain quantitative goals established by the Compensation Committee and the executive and 25% of which is awarded at the discretion of the person to whom the Named Executive Officer reports, or in the case of the Chief Executive Officer, at the discretion of the Chairman of the Board. Messrs. Henican and Rowe are entitled to a salary at the rate of $400,000 per fiscal year of the Company through October 31, 1995, $450,000 per fiscal year from November 1, 1995 through October 31, 1996 and $500,000 per fiscal year thereafter, and a maximum bonus of $200,000 per fiscal year. Messrs. Patron, Alexander and Baldwin are entitled to a salary at the rate of $300,000 per fiscal year and maximum bonuses of $150,000, $200,000 and $150,000 per fiscal year, respectively. If the Company terminates the Named Executive Officer's employment without "Cause" (as defined in the agreement) or the Named Executive Officer terminates employment for "Good Reason" (as defined in the agreement), the Company must pay the executive two times his salary over a two-year period. In addition, the executive will be entitled to exercise performance-based options if the performance goals are met within 180 days after the termination of employment. If the executive terminates his employment for reasons other than "Good Reason," the Company must pay to the executive one year's salary over a two-year period. Each executive has agreed that he will not compete with the Company for a period of two years after the termination of his employment.

Change of Control Agreements

      Effective December 5, 1995 the Company entered into change of control agreements with the Named Executive Officers which supersede the employment agreements after a change of control. The agreements provide that if a change of control occurs before October 31, 2000, the executive's employment term will continue through the later of the second anniversary of the change of control or October 31, 2000, subject to earlier termination of employment pursuant to the agreement. After a change of control and during the employment term, the executive is entitled to substantially the same position in substantially the same location as prior to the change of control. In addition, the executive is entitled to the salary, bonus and benefits provided in his employment agreement or, if more favorable, those provided to peer employees of the acquiror.

      If during the employment term the Company terminates the executive's employment without "Cause" (as defined in the agreement) or the executive terminates employment for "Good Reason" (as defined in the agreement), the Company must pay to the executive in a lump sum in cash within 30 days of the termination of employment an amount equal to three times the sum of (i) salary, plus (ii) the maximum bonus for which the executive is eligible. "Good Reason" includes the failure of the acquiror to provide the executive with substantially the same position after the change of control, and the executive's position is not considered to be substantially the same after a change of control unless he holds an equivalent position with the ultimate parent company of the entity resulting from the transaction. In addition, a termination by the executive for any reason during the 30-day period immediately following the first anniversary of the change of control is deemed a termination for "Good Reason." If during the employment term the executive terminates employment for reasons other than "Good Reason," he is entitled to receive a single year's salary over a two-year period. The noncompetition provisions of the executive's employment agreement continue to apply after a change of control.

      If after a change of control the executive is subjected to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (whether by virtue of the benefits of the change of control agreement or otherwise, including by virtue of the acceleration of the exercisability of stock options), the Company must pay to the executive (whether or not his employment has terminated) such amounts as are necessary to place him in the same position after payment of federal income and excise taxes as he would have been if such provisions had not been applicable to him. The Company has agreed, to the extent permitted by applicable law, to take all reasonable steps to ensure that the executive is not, by reason of a change of control, deprived of the economic value (including any value attributable to the change of control) of (i) any options to acquire the Company's common stock or
(ii) any common stock of the Company beneficially owned by the executive. The Company has agreed to pay as incurred, to the full extent permitted by law, all legal fees and expenses the executive may reasonably incur as a result of any contest of the validity or enforceability of, or liability under, any provision of the agreement.

Compensation Committee Interlocks and Insider Participation

      During the last fiscal year, Darwin C. Fenner, Michael O. Read, James W. McFarland and John P. Laborde served on the Compensation Committee. No member served as an officer or employee of the Company or any of its subsidiaries prior to or while serving on the Compensation Committee. No executive officer of the Company served during the last fiscal year as a director, or member of the compensation committee, of another entity, one of whose executive officers served as a director, or on the Compensation Committee, of the Company.

Compensation Committee Report on Executive Compensation

   General

      The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, approves all of the policies under which compensation is paid or awarded to the Company's executive officers. All such decisions are then recommended to the full Board for final approval, except for decisions to make awards to executive officers under the Amended and Restated 1991 and 1995 Incentive Compensation Plans, which are made solely by the Compensation Committee for tax law purposes.

      The Company's executive compensation policies are designed to:

      * provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals;

      *     reward achievements in corporate performance;

      *     recognize individual initiative and performance;

      * assist the Company in attracting and retaining qualified executives; and

      *     align  the  interests  of  executives  with  the   long-term
            interests of shareholders through award opportunities that can result in ownership of Class A Common Stock.

      The  Company's executive  compensation  program  is  comprised  of
salaries,  annual   cash   incentive  bonuses  and  long-term  incentive
opportunities in the form of stock options.

   Salary

      The salary levels of Mr. Henican and of the other Named Executive Officers, other than Mr. Stewart, are set out in employment agreements with the officers and were determined following consultation with independent consultants and outside advisors after considering the executive compensation policies described above. Mr. Stewart's salary for the last fiscal year remained the same as in the prior fiscal year and was paid in consideration of his contributions and value to the Company.

   Incentive Bonus

      Under their employment agreements, during the last fiscal year Messrs. Henican, Rowe, Patron, Alexander and Baldwin could earn annual incentive bonuses of up to $200,000, $200,000, $150,000, $200,000 and
150,000, respectively. Seventy-five percent of the incentive bonus is quantitative and based on the attainment of pre-established performance goals and 25% is qualitative and discretionary.

      Mr. Henican received a bonus equal to $175,500, or approximately 39% of his annual salary. The quantitative portion of his bonus was awarded based on the achievement of performance targets relating to the growth in Company earnings, additive acquisitions, prearranged funeral services, earnings per share and the Company's stock price. The qualitative portion of his bonus was awarded based upon such factors as his individual initiative, effectiveness and management skills. The bonuses paid to the other Named Executive Officers ranged from approximately 39% to 58% of total salary and were based on similar quantitative goals and qualitative measures relating to their particular areas of responsibility.

   Stock Options

   The Committee's practice with respect to stock options has been to grant options that vest based on the passage of time together with options that vest based upon the attainment of Company performance goals. The Committee continues to believe that the combination of these two types of options serves as a valuable incentive. Accordingly, the most recent grants to executive officers in September and December 1995 consist of two-thirds performance-based and one-third time-vest options. The performance-based options will vest if the average of the closing sale prices of a share of Class A Common Stock over 20 consecutive trading days reaches $52.87 by August 31, 2000 and the time-vest options will vest at the rate of 20% per year over five years. The number of options granted to each executive officer who received options was based upon the officer's salary level and level of responsibility.

   Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the Company's tax deduction to $1 million for compensation paid to certain executive officers in a single year. An exception to the $1 million limit is provided for "performance-based compensation" that meets certain requirements, including approval by a vote of the shareholders. Options granted under the Company's Incentive Compensation Plans qualify as "performance-based compensation" and will be excluded in calculating the $1 million limit under Section 162(m). The Company presently intends to keep "non-performance based compensation" within the $1 million limit in order that all executive compensation will be fully deductible.

      Submitted by the Compensation Committee.

          Darwin C. Fenner                         James W. McFarland

          John P. Laborde                           Michael O. Read


                     TOTAL RETURN COMPARISON

      The graph and corresponding table below provide a comparison of the cumulative total shareholder return on the Company's Class A Common Stock, the S&P 500 Index and an industry index made up of the Loewen Group Inc. ("Loewen") and Service Corporation International ("SCI") for the Company's last five fiscal years. The Company believes that the Company, Loewen and SCI are the only major death care providers that have been publicly traded in the United States throughout the entire period covered by the graph. The information in the graph is based on the assumption of a $100 investment on October 31, 1991 at the closing price on that date and includes the reinvestment of dividends. The returns of each issuer in the industry index are weighted according to its stock market capitalization at the beginning of each period for which a return is indicated.


                             [INSERT GRAPH HERE]


                              Cumulative  Total  Shareholder  Return
                             _______________________________________
Index                                   October 31,
                             ________________________________________

                            1991    1992     1993     1994   1995   1996
                            ____    ____     ____     ____   ____   _____

The Company                100.0   114.9    213.9    193.7  271.6   414.3
S & P 500 Index            100.0   110.3    125.5    129.9  165.6   204.5
Industry Index             100.0     99.0   158.3    164.1  255.0   332.7


                       CERTAIN TRANSACTIONS

General

      The Company leases its corporate offices from a general partnership in which Mr. Stewart owns a 99.3% partnership interest. The Company paid an aggregate of $568,100 in rental payments to this partnership during the fiscal year ended October 31, 1996. In addition, the Company leased 4,000 square feet of office space from a corporation of which Mr. Stewart is the sole shareholder. The Company made annual rental payments of $51,400 under the terms of this lease during the fiscal year ended October 31, 1996.

      In November 1992 the Company purchased from Mr. Stewart all of his stock in Investors Trust. A portion of the purchase price was paid by delivery of the Company's $2,590,997 promissory note, secured by the pledge of shares of Investors Trust common stock and payable monthly over five years with interest accruing annually at 8% through December 31, 1993. On January 1, 1994, the Company refinanced the note by delivering a new promissory note in the principal amount of $2,075,346, due September 1, 1997 and bearing interest at 6.15% per annum. The Company made principal and interest payments of $630,400 to Mr. Stewart on this note during the fiscal year ended October 31, 1996.

      Baldwin-Fairchild Funeral Homes, Inc., a subsidiary acquired by the Company in 1983 from Richard O. Baldwin, Jr., an executive officer of the Company, leases one of its funeral homes from Mr. Baldwin. This lease, entered into in June 1990, provides for rental payments equal to the greater of $110,000 (subject, after the initial five years, to increases for inflation) or 7% of funeral service net revenues. During the fiscal year ended October 31, 1996, rental payments made by the Company pursuant to this lease totaled $139,900.

      In 1993, a subsidiary of the Company acquired all of the stock of Parklawn Memorial Park, Inc. and Richmond Memorial Parks, Inc. from Brian J. Marlowe, an executive officer of the Company, and his father. A portion of the purchase price was paid by delivery of a promissory note in the principal amount of $4,000,000 due January 31, 2003 and bearing interest at 8% per annum through December 31, 1993. On January 1, 1994, the Company refinanced the note by delivering a new promissory note in the principal amount of $3,797,331 due October 31, 1998 and bearing interest at 6.15% per annum. The Company made principal and interest payments of $888,000 to Mr. Marlowe on this note during the fiscal year ended October 31, 1996.

      In February 1992, a subsidiary of the Company acquired all of the stock of Catawba Memorial Park and Funeral Home from Brent Heffron, an executive officer of the Company. A portion of the purchase price was paid by delivery of a promissory note in the principal amount of $646,870 due April 30, 2007 and bearing interest at 7% per annum through December 31, 1993. On January 1, 1994, the Company refinanced the note by delivering a new promissory note in principal amount of $304,065 due October 31, 1998 and bearing interest at a rate of 6.15% per annum through October 31, 1998. The Company made principal and interest payments of $71,100 to Mr. Heffron on this note during the fiscal year ended October 31, 1996.

      During the fiscal year ended October 31, 1992, Mr. Stewart and two trusts established by Mr. and Mrs. Stewart, of which Mr. Henican serves as co-trustee, entered into an agreement with the Company whereby the Company, with the approval of all of the disinterested members of the Board of Directors, agreed to advance the premiums on a split dollar "second-to-die" life insurance policy purchased by the trusts and insuring the lives of Mr. and Mrs. Stewart. The premiums are payable over a 12-year period and the trusts are required to reimburse the Company currently for that portion of the premiums paid by the Company that, if not reimbursed, would be treated as compensation to Mr. Stewart for federal income tax purposes. Interest accrues on the premium advances at 8% per annum from the date each premium payment is made by the Company. The advances are collateralized by an assignment of other insurance policies owned by the trusts and Class A Common Stock of the Company held by the trusts. The trusts have agreed that, upon the death of Mr. or Mrs. Stewart, the proceeds of such other insurance policies will be used to reduce the outstanding balance due to the Company. The Company is entitled to reimbursement of the unpaid balance of all amounts advanced, together with accrued interest, upon the first to occur of (i) the surrender of the policy, (ii) the deaths of Mr. and Mrs. Stewart, or (iii) the expiration of 60 days following the payment in full of all premiums on the policy. The outstanding amount advanced to the trusts by the Company, including accrued interest, was approximately $677,000 at October 31, 1996, including $110,000 advanced to the trusts during the fiscal year ended October 31, 1996.

      In November 1996, in order to facilitate a sale of real estate owned by Mr. Stewart to a third party, a subsidiary of the Company concurrently sold a small parcel of real estate for $76,073 to the same third party. The sale price was the fair market value of the real estate as determined by an independent appraiser selected by the Company's subsidiary.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% beneficial owners to file with the SEC reports of ownership and changes in ownership of equity securities of the Company. During the last fiscal year Darwin C. Fenner was inadvertently late in filing a statement of changes in beneficial ownership, reporting one transaction.


PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS

      Upon the recommendation of the Audit Committee, the Board of Directors has approved the retention of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending October 31, 1997, which selection will be submitted to the shareholders for ratification. If the shareholders do not ratify the Board of Directors' selection of Coopers & Lybrand L.L.P. by the affirmative vote of holders of a majority of the voting power present or represented at the Annual Meeting, the selection of independent auditors will be reconsidered by the Board.

      Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from shareholders.

      The Board of Directors unanimously recommends that shareholders vote FOR the proposal to ratify the retention of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending October 31, 1997.


                                OTHER MATTERS

Quorum and Voting of Proxies

      The presence, in person or by proxy, of a majority of the total voting power is necessary to constitute a quorum. If a quorum is present, (i) directors will be elected by plurality vote and (ii) the ratification of the retention of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending October 31, 1997 requires the affirmative vote of the holders of a majority of the voting power present or represented at the Annual Meeting. With respect to any matter other than the election of directors that is properly before the Annual Meeting, abstentions will have the effect of a vote against the proposal and broker non-votes will be counted as not present with respect to the proposal.

      All duly executed proxies in the form enclosed received by the Board of Directors will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named above and in favor of the proposal to ratify the retention of Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending October 31, 1997.

      The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those described herein. However, if any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Shareholder Proposals

      Any shareholder who desires to present a proposal qualified for inclusion in the Company's proxy materials relating to the 1998 Annual Meeting must forward the proposal to the Secretary of the Company at the address shown on the first page of this Proxy Statement in time to arrive at the Company no later than October 30, 1997.

      Section 2.14 of the Company's By-laws requires the Company's shareholders to provide the Company with advance notice of any proposal they would like to present at a shareholders' meeting. Section 2.14 of the Company's By-laws provides as follows:

            (a) At any annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of record entitled to vote at such meeting who complies with the procedures set forth in this Section 2.14.

            (b) At any special meeting of shareholders called at the request of a shareholder, or group of shareholders, of record in accordance with the Corporation's Articles of Incorporation and these By-laws, only such business shall be conducted as shall have been (i) submitted by the shareholder, or group of shareholders, of record requesting the meeting, (ii) described in the request for the meeting, and (iii) described in the notice of the meeting.

            (c) At any special meeting of shareholders called at the request of the Board of Directors, the Chairman of the Board or the President of the Corporation, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, the Chairman of the Board or the President or
      (ii) by any shareholder of record entitled to vote at such meeting who complies with the procedures set forth in this
      Section 2.14.

            (d)  No  proposal  by  a  shareholder,  or  group   of
      shareholders,   of   record  of  the  Corporation  shall  be
      considered at an annual shareholders' meeting unless Sufficient Notice (as described in subparagraph (f) hereof) of the proposal is received by the Secretary of the Corporation not less than 120 calendar days in advance of the date in the current year that corresponds to the date on which proxy materials were first mailed by the Corporation in connection with the previous year's annual meeting. If the date of the annual meeting is changed to a date that is 30 calendar days earlier or later than the date in the current year that corresponds to the date on which the annual meeting was held in the previous year, or if no annual meeting was held in the previous year, Sufficient Notice of the proposal must be received by the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event less than 70 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, Sufficient Notice of the proposal must be received by the Secretary of the Corporation no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

            (e)   No  proposal  by  a  shareholder,  or  group  of
      shareholders, of record of the Corporation shall be considered at a special meeting of shareholders called by the Board of Directors, the Chairman of the Board or the President unless Sufficient Notice (as described in subparagraph (f) hereof) of the proposal is received by the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event less than 70 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, Sufficient Notice of the proposal must be received by the Secretary of the Corporation no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

            (f)  Notice  of a proposal shall constitute Sufficient
      Notice only if it contains (i) a complete and accurate description of the proposal; (ii) a statement that the shareholder (or the shareholder's legal representative) intends to attend the meeting and present the proposal and that the shareholder intends to hold of record securities of the Corporation entitled to vote at the meeting through the meeting date; (iii) the shareholder's name and address and the number of shares of the Corporation's voting securities that the shareholder holds of record and beneficially as of the notice date; and (iv) a complete and accurate description of any material interest of such shareholder in such proposal.

            (g) Notwithstanding compliance with this Section 2.14, no shareholder proposal shall be deemed to be properly brought before a shareholders' meeting if it is not a proper subject for action by shareholders under Louisiana law or the Articles of Incorporation.

            (h) Any shareholder proposal failing to comply with this Section 2.14 shall not be considered at the meeting and, if introduced at the meeting, shall be ruled out of order.

            (i) Nothing in this Section 2.14 is intended to confer any rights to have any proposal included in the notice of any meeting or in proxy materials related to such meeting.

            (j)  Notwithstanding the requirement in  this  Section
      2.14 that a shareholder be a shareholder of record in order to present a shareholder proposal at a shareholders' meeting, a beneficial owner of shares entitled to vote at the meeting shall be entitled to present a proposal at a meeting if such beneficial owner complies with Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and the proposal has been included in the Corporation's proxy statement for the meeting pursuant to Rule 14a-8.


                                    BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Kenneth C. Budde
                                            Kenneth C. Budde
                                               Secretary


Metairie, Louisiana
February 27, 1997

                                PROXY
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       STEWART ENTERPRISES, INC.


      The undersigned hereby appoints Frank B. Stewart, Jr., Joseph P. Henican, III, and William E. Rowe, or any one or more of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represents and to vote, as designated on the reverse side, all the shares of Class A Common Stock of Stewart Enterprises, Inc. held of record by the undersigned on February 3, 1997 at the Annual Meeting of Shareholders to be held on March 27, 1997, or any adjournment thereof.

                       (Please See Reverse Side)


1.  To elect two Class I Directors.      2.  Proposal to ratify the appointment       3.  In their discretion to vote
                                             of Coopers & Lybrand L.L.P., certified       upon such other business as
  FOR all nominees     WITHHOLD AUTHORITY     public accounts, as independent auditors     may properly come before the
  listed below (except  to vote for all      for the fiscal year ending October 31, 1997. meeting.
  as marked to the      nominees listed
  contrary below)        listed below                For        Against     Abstain

      /   /                 /    /                  /   /         /   /      /   /

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

    Joseph P. Henican, III
    Michael O. Read


                                      The Board of Directors recommends that
                                      you vote FOR the nominees and the
                                      proposal listed above. This proxy when
                                      properly executed will be voted in the
                                      manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the nominees and the proposal.

                                      DATED: ___________________________, 1997

                                      ________________________________________
                                               (SIGNATURE OF SHAREHOLDER)

                                      _________________________________________
                                               (SIGNATURE IF HELD JOINTLY)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.